Exhibit 99.1

News from The Chubb Corporation

The Chubb Corporation
15 Mountain View Road • P.O. Box 1615
Warren, New Jersey 07061-1615
Telephone: 908-903-2000
Chubb Estimates Losses from April and May Catastrophes;
Will Announce Second Quarter Earnings on July 21
FOR IMMEDIATE RELEASE
     WARREN, New Jersey, June 20, 2011 – The Chubb Corporation [NYSE: CB] announced today that it estimates aggregate losses from catastrophes for the months of April and May 2011 were approximately $250 million to $310 million before tax (approximately $0.55 to $0.68 per share after tax). Losses during the two month period were primarily related to tornadoes and severe storms in the United States. The impact of these catastrophes will be reflected in Chubb’s second quarter 2011 financial results. Chubb had previously disclosed in its Form 10-Q for the quarter ended March 31, 2011 that its estimated catastrophe losses for the month of April 2011 were between $175 million to $225 million before tax.
     Chubb expects to release second quarter 2011 earnings on Thursday, July 21, 2011 after the close of the market. The press release and financial supplement will be available shortly thereafter on Chubb’s website at www.chubb.com.
     A conference call will take place on the same day, Thursday, July 21, 2011 at 5:00 p.m. Eastern Daylight Time hosted by Chairman, President and CEO John Finnegan and other members of senior management. The call will be broadcast live over the Internet. To listen to the conference call log on to Chubb’s website at www.chubb.com and click on the microphone icon. If you are unable to listen to the live webcast, a replay of the call will be available through Friday, August 19, 2011 on Chubb’s website at www.chubb.com approximately two hours following the webcast.
     You may pre-register to listen to the live conference call on Chubb’s website at www.chubb.com by clicking on this press release in the press release category of our home page.
FORWARD-LOOKING INFORMATION
     Some of the statements in this release, including those about estimated catastrophe losses, are “forward-looking information” as that term is defined in the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements are made pursuant to the safe harbor provisions of the PSLRA. Actual results may differ materially from those suggested by the forward-looking statements as a result of risks and uncertainties, which include, among others, those discussed or identified from time to time in our public filings with the Securities and Exchange Commission. Chubb assumes no obligation to update any forward-looking information set forth in this release, which speaks as of its date.

For further information contact:	Investors:	Glenn A. Montgomery
908-903-2365

	Media:	Mark E. Greenberg
908-903-2682